                                                                   Exhibit 10.45
                             EMPLOYMENT AGREEMENT

TO:  Richard Bedard                                         As of April 20, 1999
     c/o Video Update, Inc.
     3100 World Trade Center
     30 East Seventh Street
     St. Paul, Minnesota  55101

This Agreement is intended to state the terms of your employment with Video Update, Inc., a Delaware corporation (the "Company"). The Company hereby agrees with you as follows:

     1.   POSITION AND RESPONSIBILITIES.
          -----------------------------

          1.1 You shall serve as Executive Vice President for the Company and shall perform the duties customarily associated with such capacity from time to time and at such place or places as the Company shall designate are appropriate and necessary in connection with such employment.

          1.2 You will, to the best of your ability, devote your full time (as described in Exhibit A) and best efforts to the performance of your duties
                 ---------
hereunder and the business and affairs of the Company. You agree to perform such duties as may be assigned to you by or on authority of the Company's Chief Executive Officer and Board of Directors from time to time.

          1.3 You Employee hereby represents and warrants to Employer that he has the legal right to enter into this Agreement and perform the duties, hereunder,


     2.   TERM OF EMPLOYMENT.
          ------------------

          2.1 The term of this Agreement shall be for the period of years set forth on Exhibit A annexed hereto commencing with the date hereof. Thereafter,
         ---------
this Agreement shall be automatically renewed for successive periods of one (1) year, unless (a) you give notice of non-renewal or (b) the Company shall give you not less than thirty (30) days written notice of non-renewal. In the event of non-renewal by you or the Company, you shall not be entitled to any severance pay. Your employment with the Company may be terminated at any time as provided in Section 2.2 or 2.4 of this Agreement.

          2.2 The Company shall have the right, on written notice to you, to terminate your employment:

                 (a) immediately at any time for Cause (as hereinafter defined); or

                 (b) at any time without Cause provided that if (i) your termination is without Cause, or (ii) you terminate your employment because the Company has required your place of work to be relocated more than 25 miles from its current location at 30 East

     7th Street, St. Paul, Minnesota, the Company shall be obligated to pay you as severance pay an amount equal to the lesser of twenty-four (24) months' Base Salary (as defined in Exhibit A hereto) at the then current level (as
                                ---------
     set forth on Exhibit A attached hereto) or your monthly Base Salary for the
                  ---------
     remaining term of this Agreement, less applicable taxes and other required withholdings and any amounts you may owe to the Company ("Severance Pay"), provided that your Severance Pay shall not be less than twelve (12) months'
     -------------
     Base Salary and shall be reduced (dollar for dollar) by any compensation and benefits you receive or earn after such initial twelve month period following termination (the "Severance Period") from any source other than the Company, including without limitation, salary, employee benefits, consulting fees and income from self-employment or otherwise, and provided
                                                                       --------
     further that the Company shall continue in full force and effect all health
     ------------
     and insurance benefits that you enjoyed at the time of your termination for the twenty-four month period following termination, with a reduction of such benefits following the Severance Period (dollar for dollar) by any health and insurance benefits you receive from any source. You shall be entitled to continuation of your car allowance for 90 days following termination.


          2.3    For purposes of Section 2.2, the term "Cause" shall mean:

                 (a) Your failure or refusal to perform the services specified herein, or to carry out any reasonable and lawful directions of the Chief Executive Officer or President of the Company with respect to the services to be rendered or the manner of rendering such services by you;

                 (b) conviction of a felony;

                 (c) fraud or embezzlement involving the assets of the Company, its customers, suppliers or affiliates;

                 (d) gross negligence or willful misconduct;

                 (e) inability for a continuous period of at least one hundred eighty (180) days in the aggregate during any 360 day period to perform duties hereunder due to a physical or mental disability that is incapable of reasonable accommodation under applicable law, including but not limited to the Americans with Disabilities Act of 1990, as amended; or

                 (f) breach of any term of this Agreement other than as noted in (a) above.

Further, any dispute, controversy, or claim arising out of, in connection with, or in relation to this definition of "Cause" shall be settled by arbitration in St. Paul, Minnesota, pursuant to the Commercial Rules then in effect of the American Arbitration Association and in no other place. Any award or determination shall be final, binding, and conclusive upon the parties, and a judgment rendered may be entered in any court having jurisdiction thereof. You and the

Company knowingly waive any and all rights to a jury trial in any form. Each party shall bear its own expenses relating to the arbitration, unless otherwise determined in arbitration.


          2.4 You shall have the right to terminate this Agreement upon not less than ninety (90) days prior written notice to the Company.


          2.5 In the event of a Change in Control (as hereinafter defined) of the Company where you (i) resign within six (6) months after such event, or (ii) are terminated without Cause by the Company within six (6) months after such event, you shall be entitled to receive an amount, payable in a lump sum within thirty (30) days after the effective date of such resignation or termination, equal to the product of your average total annual compensation (as defined in Section 3 herein), during the two (2) years immediately preceding the termination of your employment (the "Change in Control Payment"). In the event that any payment to be received by you pursuant to this Section 2.5 or the value of any acceleration right in any Company stock options you may hold in connection with the Change in Control of the Company would be subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), whether in whole or in part as a result of being an "excess parachute payment" within the meaning of such term in Section 280G(b) of the Code, the amount payable under this Section 2.5 shall be reduced so that no portion of such payment or the value of such acceleration rights is subject to excise tax pursuant to Section 4999 of the Code. If the amount necessary to eliminate such excise tax exceeds the amount otherwise payable under this
Section 2.5, no payment shall be made under this paragraph and no further adjustment shall be made. Notwithstanding the preceding sentence, (a) no portion of such Change in Control Payment or any acceleration right which tax counsel, selected by the Company's independent auditors and acceptable to you, determines not to constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code will be taken into account and (b) no portion of the Change in Control Payment which tax counsel, selected by the Company's independent auditors and acceptable to you, determines to be reasonable compensation for services rendered within the meaning of Section 280G(b)(4) of the Code will be taken into account.


          2.6 For purposes of Section 2.5 the term "Change in Control" shall mean the occurrence of any of the following:

                 (a) any person or entity, including a "group" as defined in
     Section 13(d) of the Securities Exchange Act of 1934, as amended, other than the Company, a wholly owned subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having fifty-one percent (51%) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company; or

                 (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the company immediately prior to such transaction; or

                 (c) the approval of the stockholders of the Company of a plan of liquidation.


     3.   COMPENSATION.  You shall receive the compensation and benefits set
          ------------
forth on Exhibit A hereto ("Compensation") for all services to be rendered by
         ---------
you hereunder.


     4.   OTHER ACTIVITIES DURING EMPLOYMENT.
          ----------------------------------

          4.1    You hereby agree that, except as disclosed on Exhibit B hereto,
                                                               ---------
during your employment hereunder, you will not, directly or indirectly, engage
(a) individually, (b) as an officer, (c) as a director, (d) as an employee, (e) as a consultant, (f) as an advisor, (g) as an agent (whether a salesperson or otherwise), (h) as a broker, or (i) as a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than one percent (1%) interest in any firm, corporation, partnership, trust, association, or other organization that is engaged in the rental or sale of videocassettes, video games or audio books in direct competition with the Company or any other line of business engaged in or under demonstrable development by the Company (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). Except as may be shown on Exhibit B hereto, you hereby represent that you are not engaged in any of the
   ---------
foregoing capacities (a) through (i) in any Prohibited Enterprise.


     5.   FORMER EMPLOYERS.
          ----------------

          5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or other relationship whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company.


     6.   PROPRIETARY INFORMATION AND INVENTIONS.  You agree to execute, deliver
          --------------------------------------
and be bound by the provisions of the Proprietary Information and Inventions Agreement attached hereto as Exhibit C.
                             ---------

     7.   POST-EMPLOYMENT ACTIVITIES.
          --------------------------

          7.1 For a period of two (2) years (or for a lesser period should the Company so determine) after the termination or expiration, for any reason, of your employment with the Company hereunder (the "Non-Compete Period"), absent the Company's prior written approval, you will not directly or indirectly engage in activities similar or reasonably related to those in which you shall have engaged hereunder during the two years immediately preceding termination or expiration for, nor render services similar or reasonably related to those which you shall have rendered hereunder during such two years to, any person or entity whether now existing or hereafter established which directly competes with (or proposes or plans to directly geographically compete with) the Company ("Direct Competitor") in any line of business engaged in or under development by the Company. Nor shall you entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement or this Section 7. As used in this Section 7.1, the term "any line of business engaged in or under development by the Company" shall be applied as at the date of termination of your employment, or, if later, as at the date of termination of any post-employment consultation.


          7.2 During the Non-Compete Period, you agree that you will not, directly or indirectly: (i) attempt to contact, recruit or solicit any customers of the Company; (ii) enter into any agreement with any party to recruit or solicit such customers; (iii) request any customers of the Company to curtail or cancel their business with the Company; (iv) to induce any employee of the Company to leave the Company's employment; (v) assist any other person or entity in requesting or inducing any such employee of the Company to leave such employment; (vi) induce or attempt to induce any employee of the Company to join with you in any capacity, direct or indirect; or (vii) disclose to anyone or publish or use any names of any customers of the Company or any proprietary, secret or confidential information of the Company (which, for the purposes hereof, shall be as defined in the Proprietary Information and Inventions Agreement).


          7.3 No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your employment (or any post-employment consultation) so long as you do not thereby violate any term of the Proprietary Information and Inventions Agreement.


     8.   REMEDIES.  Your obligations under the Proprietary Information and
          --------
Inventions Agreement and the provisions of Sections 4, 5, 6 and 7 of this Agreement (as modified by Section 10, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or Section 7 would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.


     9.   ASSIGNMENT.  This Agreement and the rights and obligations of the
          ----------
parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law.

     10.  INTERPRETATION.  IT IS THE INTENT OF THE PARTIES THAT in case any one
          --------------
or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it as determined by a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.


     11.  NOTICES.  Any notice which the Company is required to or may desire to
          -------
give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of making any notice under this Section 11 shall be deemed to be the date of delivery thereof.


     12.  WAIVERS.  If either party should waive any breach of any provision of
          -------
this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.


     13.  COMPLETE AGREEMENT; AMENDMENTS.  The foregoing, including Exhibits A,
          ------------------------------                            -----------
B and C attached hereto, is the entire agreement of the parties with respect to
--    -
the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or employment agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.


     14.  HEADINGS.  The headings of the Sections hereof are inserted for
          --------
convenience and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.


     15.  COUNTERPARTS.  This Agreement may be signed in two counterparts, each
          ------------
of which shall be deemed an original and both of which shall together constitute one agreement.


     16.  GOVERNING LAW.  This Agreement shall be governed by and construed
          -------------
under Minnesota law, excluding its conflict of law principles.

     17.  INDEPENDENT ADVICE.  You hereby acknowledge that you have been advised
          ------------------
of the opportunity available to you to seek and obtain the advice of legal counsel and financial advisors of your own choosing prior to and in connection with your execution of this Agreement. In addition you hereby affirm that you have either obtained such advice or knowingly and willingly decided to forego the opportunity to avail yourself of such advice.

     If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Proprietary Information and Inventions Agreement, whereupon this Agreement shall become binding in accordance with their terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).

                                    Very truly yours,

                                    VIDEO UPDATE, INC.
                                    (As authorized by the Board of Directors)


                                    By: /s/ Daniel A. Potter (CEO)
                                        ---------------------------------
                                    Title:  Daniel A. Potter, Chairman
                                            and Chief Executive Officer
Accepted and Agreed:


/s/ Richard Bedard EVP
----------------------
Richard Bedard

                                                                       EXHIBIT A
                  EMPLOYMENT TERM, COMPENSATION AND BENEFITS
                                      OF
                                RICHARD BEDARD


1.   TERM.  The term of the Agreement to which this Exhibit A is annexed and
     ----
     incorporated shall be for two (2) years.


2.   COMPENSATION.
     ------------

     (a)  BASE SALARY.   Your Base Salary shall be $98,600.00 per annum, payable
          -----------
          in accordance with the Company's payroll policies.


     (b)  BONUSES.  You shall be entitled to such bonuses and salary increases
          -------
          as the Board of Directors may determine.


     (c)  STOCK OPTIONS.  You will be granted incentive stock options under the
          -------------
          Company's stock option plans as determined by the Company's Board of Directors. [STOCK OPTIONS TO BE GRANTED TO YOU WILL VEST AND BE EXERCISABLE ON TERMINATION FOR ANY REASON FOR A PERIOD OF 90 DAYS FOLLOWING SUCH TERMINATION.]


3.   VACATIONS.  You shall be entitled to all legal and religious holidays, and
     ---------
     4 weeks paid vacation.


4.   INSURANCE AND BENEFITS.  You shall be eligible for participation in all
     ----------------------
     health and insurance benefit plans that may be established by the Company or which the Company is required to maintain by law. You shall also be entitled to participate in any employee benefit programs which the Company may establish for its key employees or for its employees generally, including, but not limited to other insurance policies, bonuses and stock purchase or option plans.


5.   EXPENSES.  The Company shall reimburse you for all reasonable and ordinary
     --------
     business expenses incurred by you in the scope of your employment hereunder.


6.   FULL TIME.  To be entitled to the benefits described in the Agreement to
     ---------
     which this Exhibit is annexed and incorporated, you shall devote 100% of your working time to the Company.

                                                                       EXHIBIT B
                OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS
                                  OF
                             RICHARD BEDARD

None.

                                                                       EXHIBIT C
               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                                         As of April 20, 1999

To:  Video Update, Inc.
     3100 World Trade Center
     30 East Seventh Street
     St. Paul, Minnesota  55101

     The undersigned, in consideration of and as a condition of my services to you and/or to companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows (capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Employment Agreement between myself and the Company, dated April 20, 1999):

     1.  CONFIDENTIALITY.  I agree to keep confidential, except as the Company
         ---------------
may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions (as hereinafter defined), trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.


     2.  CONFLICTING EMPLOYMENT; RETURN OF CONFIDENTIAL MATERIAL.  I agree that
         -------------------------------------------------------
during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.


     3.   ASSIGNMENT OF INVENTIONS.
          ------------------------

          3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions to the Company.

          3.2 For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.


          3.3 Any discovery, process, design, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (a) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (b) does not result, directly or indirectly, from any work performed by me for the Company.


     4.   DISCLOSURE OF INVENTIONS.  I agree that in connection with any
          ------------------------
Invention, I will promptly disclose such Invention to my immediate superior at the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.


     5.   PATENTS AND COPYRIGHTS; EXECUTION OF DOCUMENTS.
          ----------------------------------------------

          5.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

          5.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.


     6.   MAINTENANCE OF RECORDS.  I agree to keep and maintain adequate and
          ----------------------
current written records of all Inventions made by me (in the form of notes, sketches, drawings, flowcharts and other records as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.


     7.  PRIOR INVENTIONS.  It is understood that all Personal Inventions, if
         ----------------
any, whether patented or unpatented, which I made prior to my association with the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal
----------
Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.


     8.   OTHER OBLIGATIONS.  I acknowledge that the Company from time to time
          -----------------
may have agreements with other persons or with the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.


     9.   TRADE SECRETS OF OTHERS.  I represent that my performance of all the
          -----------------------
terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my services to the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous client, employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.


     10.  MODIFICATION.  I agree that any subsequent change or changes in my
          ------------
duties, salary or compensation or, if applicable, in any Employment Agreement between the Company and me, shall not affect the validity or scope of this Agreement.


     11.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon my
          ----------------------
heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.


     12.  INTERPRETATION.  IT IS THE INTENT OF THE PARTIES THAT in case any one
          --------------
or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it in accordance with a judgment of a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.


     13.  WAIVERS.  If either party should waive any breach of any provision of
          -------
this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     14.  COMPLETE AGREEMENT, AMENDMENTS.  I acknowledge receipt of this
          ------------------------------
Agreement, and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by either party of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, and, in the case of the Company, upon written authorization of the Company's Board of Directors.


     15.  HEADINGS.  The headings of the sections hereof are inserted for
          --------
convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.


     16.  COUNTERPARTS.  This Agreement may be signed in two counterparts, each
          ------------
of which shall be deemed an original and both of which shall together constitute one agreement.


     17.  GOVERNING LAW.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of Minnesota, excluding its conflict of law principles.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     If you are in agreement with the foregoing, please sign both of the enclosed copies of this Agreement below, whereupon this Agreement shall become binding in accordance with its terms. Please then return one signed copy of this Agreement to the Company.


                                    EMPLOYEE


                                    /s/ Richard Bedard
                                    ------------------
                                    Richard Bedard
Accepted and Agreed:

VIDEO UPDATE, INC.

By: /s/ Daniel A. Potter (CEO)
    ---------------------------
    Daniel A. Potter, Chairman
    and Chief Executive Officer

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                                 SCHEDULE A
                                 ----------

None.